SUBSCRIPTION AGREEMENT

McJunkin Red Man Corporation                                                 Stephens Inc.
2 Houston Center                                                                           3344 Peachtree Road
909 Fannin, Suite 3100                                                                   Suite 1650
Houston, Texas 77010                                                                   Atlanta, Georgia 30326

Gentlemen and Ladies:

The undersigned desires to invest in PrimeEnergy Corporation (the “Company”) on the terms and conditions described in this subscription agreement (the “Subscription Agreement”) and the Confidential Private Investment Memorandum dated April 30, 2010 (the “Memorandum”).  Pursuant to the terms described in the Memorandum and this Subscription Agreement, McJunkin Red Man Corporation (the “Seller”), holder of shares of common stock in the Company, is offering to subscribers up to 623,521 shares of the Company’s common stock (the “Common Stock”) at a price of $12.00 per share (the “Offering”).  Stephens Inc. (“Stephens”) has agreed to assist the Seller in the Offering as placement agent.

1.             Subscription

Subject to and in accordance with the terms and conditions of this Subscription Agreement, the undersigned hereby offers to purchase up to the number of shares of the Common Stock set forth on the Signature Page hereto.

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If the undersigned is an entity, the undersigned will set forth on the Signature Page the undersigned’s DTC Participant agent for settlement of the purchase price for the subscription for the Common Stock.

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If the undersigned is an individual, the undersigned will open an account with Stephens for the exclusive purpose of settlement of the purchase price for the subscription for the Common Stock. The undersigned will deposit into such account hereby the full purchase price for the subscription for the Common Stock in the form of a wire transfer.

The undersigned understands and agrees that this Subscription Agreement constitutes the binding obligation of the undersigned to deliver the full purchase price to the Seller for the portion of the subscription accepted by the Seller.  After the termination of the Offering, the undersigned will be notified by the Seller whether the undersigned’s subscription has been accepted.  The Seller reserves the right in its sole discretion to reject all or part of any subscription.  If the Offering is not completed or a subscription is not accepted for any other reason, the subscription amount will be returned to the undersigned without interest.  The undersigned understands and agrees that this subscription represents an offer to purchase Common Stock that shall be binding on the undersigned when this subscription is accepted by the Seller.

The subscription period for the Common Stock will terminate on May 10, 2010 or such earlier or later date as the Seller in its sole discretion may select.  In the event that the Offering of the Common Stock is successfully completed, the funds from the Offering may be accepted by the Seller.  The Common Stock is being offered and sold, and this subscription is being made, pursuant to the terms and conditions set forth in this Subscription Agreement and the Memorandum.  The Common Stock shall not be deemed issued to or owned by the undersigned until the Seller has delivered to the undersigned notice of acceptance of this Subscription Agreement.

2.             Representations and Warranties of the Undersigned

The undersigned hereby represents and warrants to, and agrees with, the Seller and Stephens as follows:

(a)	(1)	the undersigned can bear the economic risk of losing the undersigned’s entire investment in the Common Stock;

(2)
the undersigned is acquiring the Common Stock for investment purposes only and the shares of Common Stock the undersigned is acquiring will be held by the undersigned without sale, transfer or other disposition for an indefinite period unless the transfer of the Common Stock subsequently is registered under the U.S. federal securities laws or unless exemptions from registration are available;

(3)
the undersigned’s overall commitments to investments that are not readily marketable is not disproportionate to the undersigned’s net worth and the undersigned’s investment in the Common Stock will not cause such overall commitments to become excessive;

(4)
the undersigned’s financial condition is such that the undersigned is under no present or contemplated future need to dispose of any portion of the Common Stock to satisfy any existing or contemplated undertaking, need or indebtedness;

(5)	the undersigned has adequate means of providing for the undersigned’s current needs and personal contingencies and has no need for liquidity in the undersigned’s investment in the Common Stock; and

(6)	the undersigned has sufficient knowledge and experience in business and financial matters to evaluate and has evaluated the merits and risks of this investment.

(b)           The address set forth below on the signature page of this Subscription Agreement the undersigned’s true and correct residence, and the undersigned has no present intention of becoming a resident of any other state or jurisdiction.

(c)           The undersigned is an “accredited investor” as that term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act of 1933, as amended (the “1933 Act”), because the undersigned meets one of the following criteria:

(1)           An individual with a net worth, individually or jointly with the undersigned’s spouse, of $1,000,000; or

(2)           An individual with income in excess of $200,000 in each of the two most recent years, or joint income with the undersigned’s spouse in excess of $300,000 in each of those years, and the undersigned has a reasonable expectation of reaching the same income level in the current year; or

(3)           An individual who is an officer or director of the Company; or

(4)           A corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

(5)           A trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D, as promulgated under the 1933 Act; or

(6)           An entity in which all of the equity owners are accredited investors.

(d)           The undersigned confirms that it has (i) received and reviewed the Memorandum and the other documents included with the Memorandum including the Company’s Annual Report on Form 10-K as filed on April 15, 2010 with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “1934 Act”) that contains financial statements and other disclosures for the Company’s latest fiscal year, and the Company’s Proxy Statement on Schedule 14A as filed on April 20, 2010 with the SEC pursuant to Section 14(a) of the 1934 Act, and (ii) acknowledges that the Company is a public company and that additional information regarding the Company, including exhibits to the Company’s SEC filings, are available at www.sec.gov.  The undersigned also acknowledges that Stephens and the Seller make no representations or warranties with respect to any such information and have made no independent investigation or review of any such information.  The undersigned further represents that the undersigned is cognizant of the operations, financial condition and capitalization of the Company, is cognizant of the fact that the Company will not be receiving any of the proceeds from the undersigned’s purchase of the Common Stock, and has available full information concerning the Company’s affairs to evaluate the merits and risks of the investment in the Common Stock.

(e)           The undersigned understands that the shares of Common Stock have not been registered under the 1933 Act or any state securities laws in reliance on an exemption for private offerings and no U.S. federal or state agency has made any finding or determination as to the fairness of this investment or any recommendation or endorsement of the offering of the Common Stock.

(f)           The Common Stock for which the undersigned hereby subscribes is being or will be acquired solely for the undersigned’s own account, for investment, and is not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; the undersigned has no agreement or arrangement for any such resale, distribution, subdivision or fractionalization thereof.

(g)           The undersigned acknowledges that, in making the decision to purchase the Common Stock, it has relied solely upon its own review of the Company’s public documents as filed with the SEC pursuant to the 1934 Act.  The undersigned acknowledges that the Seller is not represented on the board of directors of the Company, and has no access to information about the Company, and the Company has not reviewed or commented on the contents of the Memorandum.

(i)           The undersigned has the full right, power and authority to enter this Subscription Agreement and to carry out and consummate the transactions herein.  This Subscription Agreement constitutes the legal, valid and binding obligation of the undersigned.

(j)           The undersigned represents that an investment in the Common Stock is a suitable investment for the undersigned.

(k)           The undersigned is not an associate person or affiliate of any member firm of the Financial Industry Regulatory Authority.

(l)           The undersigned acknowledges and is aware that, in addition to any other legends required by law, the following legend(s) will be imprinted on the certificates representing the Common Stock comprising the Common Stock subscribed to by the undersigned:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE ACT), AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT.  THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

If the undersigned will be an affiliate of the Company after the purchase of the Common Stock, the following additional legend will be included:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE SOLD IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, AS APPLICABLE, TO AFFILIATES (AS SUCH TERM IS DEFINED IN THE SECURITIES ACT OF 1933) OF PRIMEENERGY CORPORATION.

(m)           The undersigned acknowledges and is aware of the following, in addition to other information included in the information provided to the undersigned:

(1)	The Common Stock is a speculative investment and involves a high degree of risk of loss by the undersigned of the undersigned’s total investment.

(2)
There are substantial restrictions on the transferability of the shares of Common Stock comprising the Common Stock.  The Common Stock can not be transferred, pledged, hypothecated, sold or otherwise disposed of unless it is registered under the 1933 Act, or an exemption from such registration is available and established to the satisfaction of the Seller; investors in the Company have no rights to require that any transfer of the Common Stock be registered under the 1933 Act.

(3)
There is a limited public market for the Common Stock; and accordingly, the undersigned may have to hold the Common Stock indefinitely; and it may not be possible for the undersigned to liquidate the undersigned’s investment in the Company.

(n)           The undersigned understands and agrees that the Seller and Stephens are relying upon the accuracy, completeness, and truth of the undersigned’s representations, warranties, agreements, and certifications contained in this Subscription Agreement, in determining the undersigned’s suitability as an investor in the Common Stock of the Company and in establishing compliance with federal and state securities laws.  The undersigned understands that any incomplete, inaccurate, or untruthful response, or the breach of the undersigned’s representations, warranties, agreements, or certifications, may result in the undersigned or the Seller and Stephens, or all of them, being in violation of federal or state securities laws, and any person, including the Seller and Stephens, who suffers damage as a result may have a claim against the undersigned for damages.  The undersigned also acknowledges that the undersigned is indemnifying the Seller, Stephens and others for these and other losses in accordance with Section 4 of this Subscription Agreement.

The foregoing representations and warranties are true and accurate as of the date hereof and shall survive the delivery of the subscription amount and the completed Subscription Agreement.

3.             Representations and Warranties of Seller.  Seller hereby represents and warrants to the undersigned as of the date hereof as follows:

(a)           The Seller has the full right, power and authority to enter this Subscription Agreement and to carry out and consummate the transactions herein.  Upon acceptance of this Subscription Agreement by the Seller, this Subscription Agreement will constitute the legal, valid and binding obligation of the Seller.

(b)           The Seller is the legal and beneficial owner of the Shares, free and clear of any lien or encumbrance.

(c)           The sale of the Shares by the Seller is not prompted by any information concerning the Company or any of its subsidiaries which is not in the Memorandum.

4.             Indemnification

The undersigned acknowledges that the undersigned understands the meaning and legal consequences of the representations, warranties, agreements, and certifications contained above, and the undersigned hereby agrees to indemnify and hold harmless each of the Seller and Stephens and their respective managers, officers, directors, representatives and agents from and against any and all loss, damage, or liability due to or arising out of a breach of any representation, warranty, agreement, or certification, or the inaccuracy of any statement, of the undersigned contained in this Subscription Agreement or any other document submitted by the undersigned in connection with the undersigned’s subscription for the Common Stock.  Further, the undersigned agrees to waive any rights it may have under the 1933 Act, the 1934 Act and any other federal or state securities laws in connection with the Offering.

5.             Miscellaneous

(a)           This Subscription Agreement may be executed in one or more counterparts all of which taken together shall constitute a single instrument.

(b)           This Subscription Agreement shall be governed and construed as binding upon the parties hereto, and their respective successors, and no other person shall have any right or obligation hereunder.  This subscription shall be irrevocable, and may not be assigned by the undersigned.  Subject to the foregoing, this Subscription Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the undersigned.

(c)           This Subscription Agreement constitutes the entire agreement between the undersigned and the Seller with respect to the subject matter of this Subscription Agreement and supersedes all prior and contemporaneous agreements between the undersigned and the Seller with respect to the subject matter of this Subscription Agreement.

(d)           This Subscription Agreement will be construed and enforced in accordance with and governed by the laws of the State of Texas, except for matters arising under the 1933 Act, without reference to principles of conflicts of law.

(e)           If any provision of this Subscription Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Subscription Agreement in that jurisdiction or the validity or enforceability of any provision of this Subscription Agreement in any other jurisdiction.
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With such full understandings and acknowledgements, the undersigned does hereby affirm the undersigned’s subscription to the purchase of the Common Stock being offered by the Seller as described herein.  The undersigned does further acknowledge the undersigned’s understandings of all the terms and provisions of this Subscription Agreement and agrees to be bound by all of the terms and conditions of this Subscription Agreement.

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SIGNATURE PAGE FOR INDIVIDUALS

NUMBER OF SHARES OF COMMON STOCK SUBSCRIBED	DATE

EXACT NAME IN WHICH TITLE IS TO BE HELD

If the Common Stock is to be held in joint tenancy or as tenants in common, indicate the manner in which the Common Stock is to be held and both persons must sign below.

_____           Tenants in Common                                                                                        _____           Joint Tenants

SIGNATURE	SIGNATURE OF CO-OWNER

PRINT NAME	PRINT NAME OF CO-OWNER

SOCIAL SECURITY NUMBER	SOCIAL SECURITY NUMBER

ADDRESS

CITY, STATE, POSTAL OR ZIP CODE, COUNTRY

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STATE	COUNTY

On _______________________________, 2010, before me personally appeared the person(s) set forth above, who being duly sworn, acknowledged execution of this Subscription Agreement.

My commission expires:___________________________

NOTARY PUBLIC	ADDRESS

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This subscription is accepted by McJunkin Red Man Corporation on _______________________________, 2010.

SIGNATURE

PRINT NAME

TITLE

SIGNATURE PAGE FOR ENTITIES

NUMBER OF SHARES OF COMMON STOCK SUBSCRIBED	DATE

EXACT NAME OF ENTITY (SHARES WILL BE ISSUED IN THIS NAME)

SIGNATURE

PRINT NAME

TITLE

ADDRESS

CITY, STATE, POSTAL OR ZIP CODE, COUNTRY

TAX IDENTIFICATION NUMBER
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NAME OF DTC PARTICIPANT AGENT FOR ENTITY NAMED ABOVE

DTC PARTICIPANT ACCOUNT NUMBER
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STATE	COUNTY

On _______________________________, 2010, before me personally appeared the person set forth above, who being duly sworn, acknowledged execution of this Subscription Agreement in the name of said entity, that (s)he had the authority to execute the same, and that (s)he executed the same as the act and deed of said entity for the uses and purposes therein stated.

My commission expires:___________________________

NOTARY PUBLIC	ADDRESS

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This subscription is accepted by McJunkin Red Man Corporation on _______________________________, 2010.

SIGNATURE

PRINT NAME

TITLE